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Exhibit 4.19

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 31, 2008

to

INDENTURE

dated as of June 15, 2007

among

MOLSON COORS BREWING COMPANY,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

        SECOND SUPPLEMENTAL INDENTURE, dated as of January 31, 2008 (this "Second Supplemental Indenture"), to the Indenture dated as of June 15, 2007 (the "Original Indenture"), among Molson Coors Brewing Company, a Delaware corporation (the "Company"), Coors Brewing Company, a Colorado corporation, Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, Coors Distributing Company, a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee").

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture and a First Supplemental Indenture, dated as of June 15, 2007 (the "First Supplemental Indenture"), to provide for the issuance from time to time of the Securities (as defined in the Original Indenture); and

        WHEREAS, the Company and the Trustee are authorized to enter into this Second Supplemental Indenture pursuant to Section 9.01(6) of the Original Indenture; and

        WHEREAS, the Trustee has received an Opinion of Counsel and an Officers' Certificate stating that the execution of this Second Supplemental Indenture is permitted by the Original Indenture (as modified by the First Supplemental Indenture) and all conditions precedent under the Original Indenture have been satisfied.

        NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Amendment to the Original Indenture.    Section 5.01 of the Original Indenture is hereby amended by deleting the text of such Section in its entirety and replacing it with the following text:

          Section 5.01    When the Company or Guarantors May Merge or Transfer Assets.    (a) The Company shall not consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

            (1)   (A) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and (C) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing; and

            (2)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale or transfer and such supplemental indenture, if any, comply with this Indenture.

          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Upon any transaction in accordance with this Section 5.01(a), the Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

          (b)   Unless otherwise permitted pursuant to Section 10.06, no Guarantor shall, and the Company shall not permit any Guarantor to, consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (1) the resulting, surviving or transferee Person (if not such Guarantor) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person shall expressly assume all the obligations of such Guarantor, if any, under its Guaranty and this Indenture; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

        Section 3    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture (as modified by the First Supplemental Indenture) is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture (as modified by the First Supplemental Indenture) for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture (as modified by the First Supplemental Indenture) may be inconsistent with the express provisions of this Second Supplemental Indenture, in which case the terms of this Second Supplemental Indenture shall govern and supersede those contained in the Original Indenture (as modified by the First Supplemental Indenture), this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture, the First Supplemental Indenture, and this Second Supplemental Indenture were contained in one instrument.

        Section 4    Counterparts.    This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5    Governing Law.    This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 6    Concerning the Trustee.    In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Original Indenture (as modified by the First Supplemental Indenture). The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Vice President and Treasurer
GUARANTORS:
MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President and Chief Executive Officer
COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer and Chief Corp. Finance Officer
COORS DISTRIBUTING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer
CBC HOLDCO, INC.
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President
MCBC INTERNATIONAL HOLDCO, INC.
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
	By:	/s/ TIMOTHY E. SCULLY
		Name:	Timothy E. Scully
		Title:	Chief Financial Officer
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
MOLSON COORS CALLCO ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC., Its General Partner
	By:	/s/ PATTI ZENK BEACOM
		Name:	Patti Zenk Beacom
		Title:	President
COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI ZENK BEACOM
Name:	Patti Zenk Beacom
Title:	President

DEUTSCHE BANK TRUST COMPANY AMERICAS by DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:	/s/ IRINA GOLOVASHCHUK
Name:	Irina Golovashchuk
Title:	Assistant Vice President
By:	/s/ DAVID CONTINO
Name:	David Contino
Title:	Assistant Vice President

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SECOND SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 31, 2008 to INDENTURE dated as of June 15, 2007 among MOLSON COORS BREWING COMPANY, as Issuer THE GUARANTORS NAMED THEREIN, as Guarantors and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee